The total number of sequentially numbered pages in this manually signed original is 7. Exhibit Index is sequential page no. 4.


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)        October 17, 1997
                                                     ---------------------



                               INTEGON CORPORATION
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

Delaware                           001-10997                     13-3559471
--------------                ------------------------       -------------------
(State or Other               (Commission File Number)       (I.R.S. Employer
Jurisdiction of Incorporation)                               Identification No.)



                              500 West Fifth Street
                       Winston-Salem, North Carolina 27152
                    ----------------------------------------
                    (Address of Principal Executive Offices)

                                 (910) 770-2000
               ---------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
               ---------------------------------------------------
          (Former name or former address, if changed since last report.)





                                   Page 1 of 7
                           Exhibit Index is on Page 4

Item 5.  Other Events

     On October 17, 1997, Integon Corporation (the "Company") issued a press release announcing the closing of the merger pursuant to that certain Agreement and Plan of Merger of General Motors Acceptance Corporation, IC Purchasing Corp. and Integon Corporation. A copy of the press release is attached hereto as
Exhibit 99.1


Item 7. Exhibits

         (c)      Exhibits.

                    Exhibit Number           Description
                    --------------           ------------

                           99.1              Press Release dated
                                             October 17, 1997 issued
                                             by the Company.

                                   SIGNATURES


               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          INTEGON CORPORATION



       October 17, 1997                   By:   /s/ Steven C. Andrews
       ----------------                    --------------------------
            Date                           Steven C. Andrews
                                           Executive Vice President &
                                           Chief Operating Officer

                                  Exhibit Index
                                  -------------


Exhibit Number                     Description                          Page No.
--------------                     -----------                          --------

    99.1                 Press Release dated October 17, 1997               5
                         issued by the Company

                                  Exhibit 99.1
                                  ------------


                      PRESS RELEASE DATED OCTOBER 17, 1997
                              ISSUED BY THE COMPANY

Integon Corporation
Winston-Salem, NC 27152

Analysts' Contact:
Gay Huntsman (910) 770-8434

Media Contact:
Turner Coley (910) 760-3000



                GMAC COMPLETES ACQUISITION OF INTEGON CORPORATION


          DETROIT-GMAC (General Motors Acceptance Corporation) today announced the completion of its acquisition of Integon Corporation (NYSE: IN) for approximately $528 million plus assumed long-term debt of $250 million. The merger of Integon with a subsidiary of GMAC was finalized today following yesterday's approval by Integon stockholders. Holders of Integon's Common Stock will receive $26 per share in cash. Each share of Integon's $3.875 Convertible Preferred Stock will be convertible on or before November 6, 1997 into a right to receive $68.24 per share in cash. Any shares of Convertible Preferred Stock not converted will be redeemed on November 11, 1997 at $52.33.

          Payments to holders of Integon's Common Stock and Convertible Preferred Stock will be processed through First Chicago Trust Company of New York, as paying agent. Holders of Integon's stock will receive payment through First Chicago Trust Company of New York by properly completing and signing letters of transmittal provided by First Chicago Trust and delivering those letters of transmittal with stock certificates to First Chicago Trust. A mailing from First Chicago Trust is expected early next week.

          "This new association enables GMAC to efficiently enter the nonstandard automobile insurance market with an extremely competitive mix of products and services," said Donald P. Redmond, Executive Vice President of GMAC insurance group. "Capitalizing on Integon's expertise with the support of GMAC's significant global resources," said Redmond, "will allow Integon to become an even greater competitor in the nonstandard industry."

          Redmond, who leads GMAC's personal lines insurance businesses, will also lead Integon's operations until a new President and Chief Executive Officer is named.

          Integon's extensive distribution channel of independent agents, its emphasis on customer service, and its product line-up compliments GMAC's insurance operations led by Motors Insurance Corporation (MIC). With the acquisition of Integon, the GMAC insurance group now covers the full spectrum of automobile insurance products.

          Integon Corporation, through its wholly owned property and casualty insurance subsidiaries, specializes in the underwriting and marketing of nonstandard and other specialty automobile insurance products to individuals. The Company, headquartered in Winston-Salem, North Carolina will continue to use the Integon name to market its products through its strong and productive distribution system of approximately 12,500 independent agents in 31 states.


          General Motors Acceptance Corporation, a wholly owned subsidiary of General Motors, is one of the world's largest financial services companies, with operations in 33 countries around the world. GMAC insurance companies, led by Motors Insurance Corporation, writes $1.3 billion of premiums annually and operates in all 50 states and internationally. More
     information    on    GMAC    Financial    Services    is    available    at
     http://www.gmacfs.com.